Exhibit 99.1

200 Burrard Street Suite 1570 Vancouver, BC Canada V6C 3L6	Tel: 604.683.6332 Fax: 604.408.7499 www.ithmines.com

NR25-01	March 4, 2025

International Tower Hill Mines Announces US$3.9 Million

Non-Brokered Private Placement to Advance Livengood Gold Project

with Antimony Study

Vancouver, British Columbia, March 4, 2025 – International Tower Hill Mines Ltd. (the “Company”) - (TSX: ITH) (NYSE American: THM) today announced that it has completed a non-brokered private placement (the “Private Placement”) pursuant to which the Company issued common shares to existing major shareholders to raise gross proceeds of approximately US$3.9 million to be used in part to study the massive stibnite antimony mineralization at the Livengood Gold Project.

The Private Placement consisted of 8,192,031 common shares of the Company, representing approximately 4.1% of the 199.7 million shares issued and outstanding prior to the completion of the Private Placement, at a price of US$0.4801 per share, the closing price of the Company's common shares on the NYSE American on February 25, 2025. The Private Placement was taken up by current institutional shareholders of the Company, Paulson & Co. Inc., Electrum Strategic Opportunities Fund II L.P. and Kopernik Global Investors, LLC on behalf of itself and affiliates. The Company intends to use the net proceeds of the Private Placement for working capital and general corporate purposes, including advancing antimony metallurgical studies. Following completion of the Private Placement, the Company has 207,885,473 common shares issued and outstanding.

The Company’s most recent S-K 1300 Technical Report Summary, “Pre-Feasibility Study of the Livengood Gold Project”, as amended October 13, 2023, presented a new geologic model for the Livengood deposit and detailed gold metallurgical work that allowed the relationship between gold recovery and antimony mineralization to be characterized. During this geological modelling process, 54 veins of massive stibnite were detailed with antimony grades ranging up to 6.9%, as presented in Table 11-8 “Livengood deposit massive stibnite grade estimates” of the S-K 1300 Technical Report Summary. While the pre-feasibility study detailed the 9.0 million ounce of gold reserve and 6.4 million ounces of gold production projected over 21 years, no metallurgical studies were completed to provide an understanding of whether antimony might be recoverable from the massive stibnite veins.

Karl Hanneman, Chief Executive Officer, said “Record gold prices combined with our large gold reserve are presenting an improving value proposition for our Livengood Gold Project. In addition, changing world geopolitics have resulted in increased awareness in the United States of the importance of critical and strategic minerals, including antimony, for our national defense and economy. The market price of antimony has increased to record highs and therefore the significant occurrence of antimony known to exist within our Livengood Gold Project now warrants some of our attention. Thus, we intend to use a portion of this financing to begin the evaluation of whether this antimony could be recovered in a way such that the production of antimony over the long life of the project might add value to the project and contribute to the critical and strategic mineral needs of the United States. We appreciate the support of our major shareholders, who understand that this new opportunity only adds to the potential of our large gold reserve, which is getting more exciting each day.”

International Tower Hill Mines Ltd. NR25-01 Continued	- 2 -	March 4, 2025

The Private Placement complied with the requirements of the Toronto Stock Exchange (“TSX”) and the NYSE American. The Company relied on the exemption set forth in section 602.1 of the TSX Company Manual, which provides that the TSX will not apply its standards to certain transactions involving eligible interlisted issuers listed on a recognized exchange, such as the NYSE American.

As some of the institutional shareholders qualify as related parties of the Company, the Private Placement was a “related party transaction” within the meaning of Multilateral Instrument 61-101 Protection of Minority Security Holders in Special Transactions (“MI 61-101”). The Company is relying upon exemptions from the formal valuation and minority shareholder approval requirements of MI 61-101 on the basis that the fair market value of the shares issued does not exceed 25% of the Company’s current market capitalization.

The offer and sale of the foregoing securities was made in a transaction not involving a public offering, and the securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws and have not been and will not be qualified for sale to the public by prospectus under applicable Canadian securities laws. Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws and in Canada except pursuant to an exemption from the prospectus requirements of applicable Canadian securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the common shares issued in the Private Placement, nor shall there be any offer or sale of the common shares issued in the Private Placement in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, as amended, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and “forward-looking information” within the meaning of applicable Canadian securities laws (collectively, “forward-looking statements”). Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that could cause the actual results of the Company to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements containing the terms “intends,” “estimates,” “may,” “might”, “will,” or other similar expressions to be uncertain and forward-looking. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The forward-looking statements in this press release, including statements regarding the financing, the total investment amount raised in connection with the financing, the use of proceeds, and estimates of the quality and quantity of the mineral resources at the Livengood Gold Project, including gold and antimony, and potential need for antimony in the United States, are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including, without limitation: (i) the demand for, and level and volatility of the price of, gold, (ii) general business and economic conditions, (iii) the accuracy of the Company’s resource estimates (including with respect to size and grade) and the geological, operational and price assumptions on which these are based, (iv) the timing of the Company’s ability to commence and complete planned work programs at the Livengood Gold Project, including the antimony study, (v) the Company’s ability to attract and retain key staff, particularly in connection with the permitting and development of any mine at the Livengood Gold Project, and (vi) the Company’s ability to secure the necessary services and supplies on favorable terms in connection with its programs at the Livengood Gold Project and other activities. The foregoing list of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors detailed in the “Forward-Looking Statements,” “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024, Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024, and the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, and other documents that have been and will be filed by the Company from time to time with the Securities and Exchange Commission and Canadian securities regulators. All forward-looking statements contained in this press release speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by applicable securities laws.

International Tower Hill Mines Ltd. NR25-01 Continued	- 3 -	March 4, 2025

About International Tower Hill Mines Ltd.

International Tower Hill Mines Ltd. has a 100% interest in its Livengood Gold Project located along the paved Elliott Highway, 70 miles north of Fairbanks, Alaska.

On behalf of
International Tower Hill Mines Ltd.

(signed) Karl L. Hanneman

Chief Executive Officer

Contact Information:	Richard Solie, Jr., Manager - Investor Relations
E-mail: rsolie@ithmines.com
Direct line: 907-328-2825 Toll-Free: 1-855-428-2825